                                                                     Exhibit 3.1


                              CERTIFICATE OF MERGER
                                       OF
                     CAPSTAR HOTEL OPERATING COMPANY, L.L.C.
                                       AND
                   CAPSTAR HOTEL OPERATING COMPANY II, L.L.C.
                                      INTO
                              MERISTAR HOSPITALITY
                           OPERATING PARTNERSHIP, L.P.
                              dated: August 3, 1998

The undersigned limited partnership formed and existing under and by virtue of the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17- 101, et seq.(the "Act"),

DOES HEREBY CERTIFY:

         FIRST: The name and jurisdiction of formation or organization of each of the constituent entities which is to merge are as follows:

                                                   Jurisdiction of
                  Name                        Formation or Organization
                  ----                        -------------------------

CapStar Hotel Operating Company, L.L.C.               Delaware
CapStar Hotel Operating Company II, L.L.C.            Delaware
MeriStar Hospitality
Operating Partnership, L.P.                           Delaware

         SECOND: An Agreement and Plan of Merger has been approved and executed in accordance with Section 17-211 of the Act and Section 18-209 of the Delaware Limited Liability Company Act by (i) CapStar Hotel Operating Company, L.L.C. ("CapStar Hotel LLC"), (ii) CapStar Hotel Operating Company II, L.L.C. ("CapStar Hotel II, LLC," and together with CapStar Hotel LLC, the "CapStar Parties") and
(iii) MeriStar Hospitality Operating Partnership, L.P. ("MeriStar OP").

         THIRD The name of the surviving Delaware limited partnership is "MeriStar Hospitality Operating Partnership, L.P."

         FOURTH. The merger of the CapStar Parties into MeriStar OP shall be effective at 9:01 a.m., New York time, on August 3, 1998.

         FIFTH: The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving limited partnership. The address of the principal place of business of the surviving limited partnership is 1010 Wisconsin Avenue, NW, Washington, D C. 20007

         SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving limited partnership, on request and without cost, to any member of the CapStar Parties and to any partner of MeriStar OP.

                                           MERISTAR HOSPITALITY OPERATING
                                           PARTNERSHIP, L.P.

                                           By: MeriStar Hospitality Corporation,
                                               as General Partner

                                           By: /s/ Bruce G. Wiles
                                               ---------------------------------
                                           Name:  Bruce G. Wiles
                                           Title: President and Chief Investment
                                                  Officer

                           SECOND AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

            AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

This Amended and Restated Certificate of Limited Partnership of American General Hospitality Operating Partnership, L.P. (the "Partnership"), dated as of July 31, 1998, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. Section 17-210, to amend and restate the original Certificate of Limited Partnership of the PARTNERSHIP, WHICH WAS FILED ON APRIL 9, 1996, ORIGINALLY FILED AS AMERICAN GENERAL HOSPITALITY PARTNERSHIP, L.P. WITH THE SECRETARY OF STATE OF THE STATE OF DELAWARE, AS HERETOFORE AMENDED (THE "CERTIFICATE"), TO FORM A LIMITED PARTNERSHIP UNDER THE DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT (6 DEL.C. Section 17-101 et seq.)

The Certificate is hereby amended and restated in its entirety to read as follows:

         1) The name of the limited partnership is MERISTAR HOSPITALITY OPERATING PARTNERSHIP, L.P.

         2) The address of the registered office of the limited partnership is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, Delaware 19801. The name of the limited partnership's registered agent is The Corporation Trust Company and its address is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, Delaware 19801.

         3) The name and mailing address of the Sole General Partner of the Partnership is:

Name                                     Address
----                                     -------
MeriStar Hospitality Corporation   MeriStar Hospitality Corporation
                                   1010 Wisconsin Avenue, N.W.
                                   Washington, D.C. 20007

This Amended and Restated Certificate of Limited Partnership shall become effective at 9:00 a.m., New York time, on August 3, 1998.

                   IN WITNESS WHEREOF, the undersigned general partner has duly executed this Amended and Restated Certificate of Limited Partnership as of the day and year first aforesaid.

Dated: July 31, 1998

                                                   SOLE GENERAL PARTNER:

                                                   MERISTAR HOSPITALITY
                                                   CORPORATION


                                                   By:   /s/ Bruce G.Wiles
                                                        ------------------------
                                                   Name: Bruce G.Wiles
                                                         President and Chief
                                                         Investment Officer